[THE ROXBURY FUNDS LOGO]

                     ______________________________________



                                 Micro Cap Fund



                     ______________________________________





                                  Annual Report
                                  June 30, 2005

The Roxbury Funds
_________________

  Letter to Shareholders
________________________________________________________________________________

Dear Shareholder:

        The financial markets performed reasonably well over the past year, with small - and mid -cap stocks continuing to lead the way. As always, the markets remain caught between the often tumultuous and competing struggles of optimism and pessimism. The pessimists talk loudly about such issues as the price of oil, rising interest rates, and the shift in global dominance away from the West and toward the East (especially India and China). The optimists note that the economy continues to grow at a steady, yet measured pace, while corporate earnings remain healthy and the market overall seems fairly priced.

     We tend to believe that "the future for investors is bright," which happens to be the opening line of the new book, The Future for Investors, by Wharton School professor of finance Jeremy Siegel. Dr. Siegel conducted in-depth research on all companies ever included in the Standard & Poor's 500 Index over the last 50 years. His goal was to uncover the unique attributes of the relatively small number of stocks that actually did better than the overall market during this time. While Dr. Siegel's work focused on larger stocks, he found that these same attributes apply to small - and mid -caps as well.

        His conclusion? The top-performing companies had dominant brands, unique niches, and compelling valuations given their growth prospects.

        Those are precisely the characteristics we look for on behalf of The Roxbury Funds, and have since our firm's founding. It's a proven approach that our portfolio management team adheres to like never before, and it's one we apply across all of our various strategies.

        Although it wouldn't be surprising to see continued volatility in the markets given the many real concerns facing our world today, it's important to remember that serious issues have always plagued investors. Still, keep in mind that despite two world wars, a cold war, a presidential resignation, numerous recessions, and sky -high interest rates, equities have consistently provided excellent returns over every extended time period during the past century.

        That's why we're such big believers that the future for investors indeed is bright.

        The following pages contain further discussion about the performance of The Roxbury Micro Cap Fund since its inception. We hope you'll take the time to review this information, and invite you to contact us with any questions.

        In the meantime, thank yo u for your continued trust and for the opportunity to serve your investment needs.

          With warm regards,

          /s/ Brian C. Beh                            /s/ Robert J. Christian
          President/Chief Operating Officer           President
          Roxbury Capital Management, LLC             WT Mutual Fund


July 29, 2005

The above comments reflect the investment adviser's views generally regarding the market and the economy, were current as of the date of this letter, and are subject to change at any time.

The Roxbury Funds
_________________

  Management Discussion of Fund Performance
________________________________________________________________________________

Roxbury Micro Cap Fund

     I'm pleased to present our first annual report for the Roxbury Micro Cap Fund, which began operations on December 29, 2004. The past six months have been volatile in the micro -cap space, with wide swings in both directions on a month-by-month basis. In the end, stocks made little progress during the period. Since inception, the Fund rose 0.90% as of June 30, 2005. This performance was ahead of the benchmark Russell 2000 Growth Index, which returned -3.58% during that same time.

     Investors had a number of issues to contend with throughout the past six months, including rising interest rates, higher oil prices, and mixed signs regarding the h ealth of the economy. Although our portfolio companies are generally less sensitive to the overall economy and stock market, the Fund was set back by downside pricing pressure on some of the energy stocks we own. The high cost of complying with the Sarbane s-Oxley Act, which sets new standards for corporate accountability and imposes stiff fines on those that fail to comply, has also been challenging for many smaller businesses. That's because the cost of compliance can run into the millions of dollars, whic h filters down to the bottom line.

     Among our best performers during the period was Tarrant Apparel. We've followed this company for many years, and it's a real turnaround story. In addition to picking up additional institutional coverage, Tarrant signed a high -profile deal with singers Jessica Simpson and Beyonce Knowles to develop a line of clothing that will be sold in a variety of department and specialty stores, including Nordstrom. The company has turned the corner in terms of profitability and should post revenues of $240-$260 million this year.

     Packeteer is a recent purchase that has quickly become a solid performer. Like Tarrant, we've followed Packeteer for many years. We bought the stock after it took a hit when Cisco Systems and Juniper Networks announced plans to either develop or acquire companies with what the market perceived to be competing technologies. In truth, while the Cisco and Juniper products compete with each other, they do not compete with Packeteer. We picked up on this misperception and stepped in to buy Packeteer before reality set in and shares of the company were bid higher.

     Disappointments during the period included Kintera, which is developing technology for online charitable giving and direct marketing. This is a huge potential market, and the company has spent millions of dollars in an effort to increase revenues and eventually become profitable. Kintera originally announced it would make money by the third quarter of 2005. When management changed that forecast, and said profitability would be pushed out into next year, we lost confidence in the story and decided to sell at a loss.

     We also eliminated our position in EVCI Career Colleges, which is in the for -profit post-secondary education market. EVCI offers associate degrees to high school dropouts in New York City. The company gets its money from both the federal and state government, which funds tuition for EVCI students. The company has great long-term prospects, given that 50% of all students in New York City fail to graduate from high school. But we eliminated our position after realizing EVCI was having trouble finding new sites in Manhattan to handle increased capacity, and would therefore likely have to slow down growth. We'd rather watch this story from the sidelines at the moment.

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________

     Overall, we are pleased with the progress of our portfolio companies and continue to feel well positioned for the current economic environment. As always, it's important to keep a long -term perspective when it comes to micro-cap investing. This is a volatile area of the market, but one with considerable upside potential over the long term.

With warm regards,

/s/ Laurie J. Burstein, Ph.D., CFA
Portfolio Manager/Analyst

     As of June 30, 2005, the top 10 holdings of the Fund, which represented approximately 45.8% of total investments, were:


                                          Percent of                                                          Percent of
10 Largest Holdings                    Total Investments        10 Largest Holdings                       Total Investments
Tarrant Apparel Group. ...............      5.7%                Toreador Resources Corp. ............           4.5%
OraSure Technologies, Inc. ...........      5.1%                Endocare, Inc .......................           4.3%
Airspan Networks, Inc ................      4.8%                Providence Service Corp. ............           4.2%
First Cash Financial Services, Inc. ..      4.7%                Cash Systems, Inc. ..................           4.0%
PhotoMedex, Inc. .....................      4.6%                Rush Enterprises , Inc. - Class A. ..           3.9%

     The following graph compares the performance of the Roxbury Micro Cap Fund and the Russell 2000 Growth and the Russell 2000 Indices since the Fund's commencement of operations on December 29, 2004.*


                            [PERFORMANCE LINE GRAPH]

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________

*Performance quoted represents past performance and does not guarantee future results. Investment return and principal value will fluctuate. Shares, when redeemed, may be worth more or less than their original cost. Current performance may be higher or lower than that shown here. Performance data current to the most recent month-end is available by calling (800) 497-2960.

An investment in the Fund is not insured by the FDIC or any other governmental agency, is not a deposit of or other obligation of or guaranteed by Wilmington Trust or any other bank or entity, and is subject to risks, including loss of the principal amount invested.

The values shown reflect a hypothetical investment of $10,000 with distributions reinvested. The total return would have been lower had certain fees and expenses not been waived and/or reimbursed.

The performance in the graph does not reflect the deduction of taxes a shareholder would pay on fund distributions or redemption of fund shares.




Distributed by Professional Funds Distributor, LLC.

The Roxbury Funds
_________________

  Expense Disclosure
________________________________________________________________________________

                          DISCLOSURE OF FUND EXPENSES

The following Expense Table is shown so that you can understand the impact of fees on yo ur investment. All mutual funds have operating expenses. As a shareholder of the Fund, you incur ongoing costs, including management fees and other Fund expenses. A fund's expenses are expressed as a percentage of its average net assets. This figure is known as the expense ratio. The following examples are intended to help you understand the ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The examples are based on an investment of $1,000 made at the beginning of the period shown and held for the entire period.

The Expense Table below illustrates your Fund's costs in two ways.

     // Actual fund return. The first line of the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during the period.

     // Hypothetical 5% return. The second line of the table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as redemption fees or exchange fees, if any. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional cos ts were included, your costs would have been higher. The "Annualized Expense Ratio" represents the actual expenses for the period indicated.

For The Period January 1, 2005 To June 30, 2005

Expense Table

                                                                       Expenses
                           Beginning        Ending        Annualized     Paid
                         Account Value   Account Value     Expense      During
                            1/1/05          6/30/05          Ratio      Period*
                         _____________   _____________    __________   _________

Roxbury Micro Cap Fund
______________________

Actual Fund Return .......   $1,000.00      $998.00          2.25%       $11.15

Hypothetical 5% Return ...   $1,000.00      $1,013.64        2.25%       $11.23


* Expenses are equal to the Fund's annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half -year, then divided by 365.

The Roxbury Funds
_________________

  Disclosure of Portfolio Holdings
________________________________________________________________________________


PORTFOLIO HOLDINGS
June 30, 2005

The following table presents a summary of the portfolio holdings as of June 30, 2005 as a percent of total investments.

Common Stocks
   Consumer Discretionary......          16.4%
   Energy......................           4.5%
   Financials..................           8.8%
   Healthcare..................          20.6%
   Industrials.................          14.2%
   Information Technology......          35.5%
                                         _____

                                        100.0%

                                        ======



DISCLOSURE OF PORTFOLIO HOLDINGS


The Fund files a complete schedule of investments with the SEC for it's first and third fiscal quarters on Form N -Q. Form N-Q is available upon request, without charge, by visiting the SEC's website at http://www.sec.gov, or they may be viewed and copied at the SEC's Public Re ference Room in Washington, D.C. (call 1 -800-732-0330 for information on the operation of the Public Reference
Room).

ROXBURY MICRO CAP FUND
______________________

  Investments / June 30, 2005
________________________________________________________________________________

                                                                       Value
                                                   Shares             (Note 2)
                                                  ________           _________
COMMON STOCK - 100.0%
  CONSUMER DISCRETIONARY - 16.4%
    Hotels, Restaurants, & Leisure - 3.7%
      Youbet.com, Inc.*                            1,005           $     4,995
                                                                     _________
    Diversified Consumer Services - 3.6%
      Collectors Universe, Inc.*                     270                 4,730
                                                                     _________
    Textiles, Apparel, & Luxury Goods - 9.1%
      Tag-It Pacific, Inc.*                        1,945                 4,551
      Tarrant Apparel Group*                       2,570                 7,710
                                                                     _________
                                                                        12,261
                                                                     _________

  TOTAL CONSUMER DISCRETIONARY                                          21,986
                                                                     _________
  ENERGY - 4.5%
    Oil & Gas Consumable Fuels - 4.5%
      Toreador Resources Corp.*                      249                 6,048
                                                                     _________

  TOTAL ENERGY                                                           6,048
                                                                     _________
  FINANCIALS - 8.8%
    Consumer Finance - 8.8%
      Cash Systems, Inc.*                            660                 5,445
      First Cash Financial Services, Inc.*           300                 6,411
                                                                     _________

                                                                        11,856
                                                                     _________

  TOTAL FINANCIALS                                                      11,856
                                                                     _________
  HEALTHCARE - 20.6%
    Health Care Equipment & Supplies - 20.6%
      Endocare, Inc.*                              1,440                 5,760
      Memry Corp.*                                 2,280                 4,628
      OraSure Technologies, Inc.*                    695                 6,944
      PhotoMedex, Inc.*                            2,710                 6,152
      TriPath Imaging, Inc.*                         515                 4,408
                                                                     _________

                                                                        27,892
                                                                     _________

  TOTAL HEALTHCARE                                                      27,892
                                                                     _________
  INDUSTRIALS - 14.2%
    Aerospace & Defense - 3.0%
      TVI Corp.*                                   1,050                 4,127
                                                                     _________
    Commercial Services & Supplies - 4.2%
      Providence Service Corp.*                      230                 5,710
                                                                     _________


ROXBURY MICRO CAP FUND
______________________

  Investments / June 30, 2005 - continued
_______________________________________________________________________________

                                                                       Value
                                                   Shares             (Note 2)
                                                   ______             ________

    Electrical Equipment - 3.2%
      Bulldog Technologies, Inc.*                  3,710                 4,341
                                                                     _________

    Trading Companies And Distributors - 3.8%
      Rush Enterprises, Inc. - Class A*              390                 5,203
                                                                     _________

  Total Industrials                                                     19,381
                                                                     _________

  Information Technology - 35.5%
    Communications Equipment - 11.8%
      Airspan Networks, Inc.*                      1,165                 6,466
      EFJ, Inc.*                                     775                 5,230
      Packeteer, Inc.*                               305                 4,301
                                                                     _________

                                                                        15,997
                                                                     _________

    Electronic Equipment & Instruments - 10.6%
      eMagin Corp.*                                1,565                 1,409
      Fargo Electronics*                             100                 1,999
      Iteris, Inc.*                                  850                 2,244
      Measurement Specialties, Inc.*                 195                 4,525
      Napco Security Systems, Inc.*                  410                 4,162
                                                                     _________

                                                                        14,339
                                                                     _________
    Internet Software & Services - 6.9%
      Cybersource Corp.*                             705                 5,153
      Digitas, Inc.*                                 370                 4,222
                                                                     _________

                                                                         9,375
                                                                     _________

    It Services - 3.0%
      Tns, Inc.*                                     175                 4,090
                                                                     _________

    Software - 3.2%
      Peerless Systems Corp.*                      1,140                 4,378
                                                                     _________

  Total Information Technology                                          48,178
                                                                     _________

Total Common Stock - 100.0%
 (Cost $124,145)+                                                     $135,342

                                                                     =========


____________
*    Non-income producing security.

+ The cost for Federal income tax purposes was $126,917. At June 30, 2005, net unrealized appreciation was $8,427. This consisted of aggregate gross unrealized appreciation for all securities for which there was an excess of market value over tax cost of $14,228, and aggregate gross unrealized depreciation for all securities for which there was an excess of tax cost over market value of $5,801.

    The accompanying notes are an integral part of the financial statements.

ROXBURY MICRO CAP FUND
______________________

  Financial Statements
________________________________________________________________________________

STATEMENT OF ASSETS AND LIABILITIES
June 30, 2005


        Assets:
        Investment in securities, at value*                       $    135,342
        Interest receivable                                                 14
        Receivable for Fund shares sold                                    455
        Receivable from advisor                                         15,532
        Other assets                                                         5
                                                                  _____________

        Total assets                                                   151,348
                                                                  _____________

        Liabilities:
        Payable to sub-custodian                                        13,822
        Accrued expenses                                                 3,224
                                                                  _____________

        Total liabilities                                               17,046
                                                                  _____________

        Net Assets                                                $    134,302

                                                                  =============

        Net Assets consist of:
        Paid-in capital                                           $    130,946
        Accumulated net investment loss                                   (129)
        Accumulated net realized loss on investments                    (7,712)
        Net unrealized appreciation on investments                      11,197

                                                                  =============

        Net Assets                                                $    134,302

                                                                  =============

        *Investments at cost                                      $    124,145

                                                                  =============

        Shares of beneficial interest outstanding:
          Institutional Shares                                          13,315

                                                                  =============

        Net Asset Value, offering and redemption price per share ($0.01 par value,unlimited authorized shares):

          Institutional Shares                                    $      10.09
                                                                  =============

    The accompanying notes are an integral part of the financial statements.

ROXBURY MICRO CAP FUND
______________________

  Financial Statements - continued
_______________________________________________________________________________

STATEMENT OF OPERATIONS
For the Period December 29, 2004(+) through June 30, 2005


        Investment Income:
          Dividend                                                $        166
                                                                  _____________
            Total investment income                                        166
                                                                  _____________

        Expenses:
          Advisory fees                                                    921
          Administration and accounting fees                             6,733
          Transfer agent fees                                            3,809
          Custody fees                                                   3,041
          Reports to shareholders                                        4,875
          Compliance services                                                7
          Trustees' fees                                                 5,117
          Registration fees                                                166
          Professional fees                                             30,302
          Other                                                            171
                                                                  _____________

           Total expenses before fee waivers and expense                55,142
              reimbursements
           Expenses reimbursed                                         (46,562)
           Advisory fees waived                                           (921)
           Administration and accounting fees waived                    (6,277)
                                                                  _____________


            Total expenses, net                                          1,382
                                                                   _____________

          Net investment loss                                           (1,216)
                                                                  _____________

        Net realized and unrealized gain (loss) on investments:
          Net realized loss on investments                              (7,712)
          Net change in unrealized appreciation on investments          11,197
                                                                  _____________

          Net gain on investments                                       3,485
                                                                  _____________

        Net increase in net assets resulting from operations     $      2,269

                                                                  =============

+    Commencement of operations.

    The accompanying notes are an integral part of the financial statements.

ROXBURY MICRO CAP FUND
______________________

  Financial Statements - continued
________________________________________________________________________________

STATEMENT OF CHANGES IN NET ASSETS
  For the Period December 29, 2004(+) through June 30, 2005


        Increase (Decrease) in Net Assets:                        _____________
        Operations:
          Net investment loss                                     $     (1,216)
          Net realized loss on investments                              (7,712)
          Net change in unrealized appreciation on investments          11,197
                                                                  _____________

          Net increase in net assets resulting from operations           2,269
                                                                  _____________

        Fund share transactions:
          Proceeds from shares sold-Institutional Shares               170,407
          Cost of shares redeemed-Institutional Shares                 (38,374)
                                                                  _____________

        Net increase in net assets from Fund share transactions        132,033
                                                                  _____________

        Total increase in net assets                                   134,302

        Net Assets:
          Beginning of period                                                -
                                                                  _____________

          End of period                                           $    134,302

                                                                  =============

                                                                      Shares
                                                                  _____________

        (a) Transactions in capital shares were:
          Shares sold-Institutional Shares                              17,487
          Shares redeemed-Institutional Shares                          (4,172)
                                                                  _____________
          Net increase in shares                                        13,315
          Shares outstanding - Beginning of period                             -
                                                                  _____________

          Shares outstanding - End of period                            13,315

                                                                  =============

        + Commencement of operations.


    The accompanying notes are an integral part of the financial statements.

ROXBURY MICRO CAP FUND
______________________

  Financial Highlights
_______________________________________________________________________________

The  following   table   includes   selected   data   for  a  share  outstanding
throughout the period and other performance information derived from the financial statements. The total return in the table represents the rate that an investor would have earned or lost on an investment in the fund (assuming reinvestment of all dividends and distributions). It should be read in conjunction with the financial statements and notes thereto.

                                                              For the Period
                                                           December 29, 2004(1)
                                                                 through
                                                              June 30, 2005
                                                           ____________________

        Micro Cap Fund - Institutional Shares

        Net Asset Value - Beginning of Period                            10.00

        Investment Operations:
          Net investment loss(2)                                         (0.09)
          Net realized and unrealized gain on investments                 0.18
                                                           ____________________

            Total from investment operations                              0.09
                                                           ____________________

        Distributions:
          From net realized gains                                            -
                                                           ____________________

        Net Asset Value - End of Period                                  10.09
                                                           ====================

        Total Return                                                   0.90%**
        Ratios (to average net assets)/Supplemental Data:
          Expenses:
            Including waivers/reimbursements                            2.25%*
            Excluding waivers/reimbursements                           90.75%*
          Net investment loss                                         (1.98)%*
        Portfolio Turnover                                               77%**
        Net assets at end of period (000 omitted)                          134

* Annualized.
** Not Annualized.
(1) Commencement of operations.
(2) The net investment loss per share was calculated using the average shares outstanding method.

    The accompanying notes are an integral part of the financial statements.

ROXBURY MICRO CAP FUND
______________________

  Notes to Financial Statements
_______________________________________________________________________________

1. Description of the Fund. Roxbury Micro Cap Fund (the "Fund") is a series of WT Mutual Fund ("WT Fund") and commenced operations on December 29, 2004. WT Fund is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company and was organized as a Delaware business trust on June 1, 1994. The Amended and Restated Agreement and Declaration of Trust permits the Trustees to establish series of shares, each of which constitute a portfolio that is separate and distinct from the shares in any other portfolio and to further divide shares of any portfolio into one or more separate and distinct classes of shares. These financial statements and related notes pertain only to the Fund. Information regarding other series of WT Fund is contained in separate reports to their shareholders.

     The Fund offers two classes of shares: Institutional Shares and Investor Shares. Institutional Shares are offered to retirement plans and other institutional investors. Investors Shares are available to all investors and are subject to a Rule 12b-1 distribution fee of .25% of average daily net assets. As of June 30, 2005, the Investor Shares of the Fund had not commenced operations.

2. Significant Accounting Policies. The following is a summary of the significant accounting policies of the Fund:

     Valuation of Investments. Securities held by the Fund which are listed on a securities exchange and for which market quotations are available are valued at the last quoted sale price of the day, or, if there is no such reported sale securities are valued at the mean between the most recent quoted bid and ask prices. Securities traded on The Nasdaq Stock Market, Inc. ("NASDAQ") are valued in accordance with the NASDAQ Official Closing Price, which may not be the last sale price. Price information for the securities is taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the most recent bid prices. Securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates market value, unless the Fund's Board of Trustees determines that this does not represent fair value. Securities that do not have a readily available current market value are valued in good faith by, or under the direction of, the Board of Trustees.

     Federal Income Taxes. The Fund is treated as a separate entity for Federal income tax purposes and intends to continue to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, and to distribute all of its income to its shareholders. Therefore, no Federal income tax provision is required.

     Other. Investment security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is recorded on an accrual basis. The Fund uses the specific identification method for determining realized gains and losses on investments for both financial and Federal income tax reporting purposes. Common expenses of WT Fund are allocated on a pro rata basis among the series based on relative net assets.

     Distributions to Shareholders. Distributions from net investment income and net realized gains, if any, will be declared and paid annually.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ROXBURY MICRO CAP FUND
______________________

  Notes to Financial Statements - continued
________________________________________________________________________________

3. Advisory Fee and Other Transactions with Affiliates. Roxbury Capital Management, LLC ("Roxbury") provides investment advisory services to the Fund. For its services, Roxbury receives a fee at an annual rate of 1.50% of the Fund's average daily net assets.

     Roxbury has agreed to reimburse certain operating expenses (excluding taxes, extraordinary expenses, brokerage commissions and interest) in an amount that will limit annual operating expenses to not more than 2.25% of the average daily net assets on the Fund's Institutional Shares. This undertaking will remain in place until December 31, 2007 unless the Board of Trustees approves its earlier termination.

     Rodney Square Management Corporation ("RSMC"), an affiliate of Roxbury, provides compliance services to the Fund pursuant to a Compliance, Support and Recordkeeping Services Agreement. For these services, RSMC receives a service at an annual rate of 0.006% of the Fund's average daily net assets plus an allocated portion of the Chief Compliance Officer's total compensation. The fees for these services for the period December 29, 2004 through June 30, 2005, are shown separately on the statement of operations.

     Wilmington Trust Company, an affiliate of Roxbury, serves as custodian to the Fund and PFPC Trust Company serves as sub-custodian to the Fund.

4. Distributions to Shareholders. Distributions to shareholders from net investment income and realized gains are determined in accordance with Federal income tax regulations, which may differ from net investment income and realized gains recognized for financial reporting purposes.
     Additionally, net short-term realized gains are treated as "ordinary income" for tax purposes. Accordingly, the character of distributions and composition of net assets for tax purposes may differ from those reflected in the accompanying financial statements. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on the tax treatment; temporary differences do not require such reclassification. At June 30, 2005, the following reclassification was made within the capital accounts to reflect permanent differences relating to net operating losses:

        Paid-in-Capital ...........................         ($1,087)
        Accumulated net realized loss .............           1,087

     The Fund made no distributions during the period December 29, 2004 through June 30, 2005.

     As of June 30, 2005, the components of accumulated earnings on a tax basis were as follows:

        Post-October losses ..........................      $(4,942)
        Other temporary differences ..................         (129)
        Net unrealized appreciation on investments ...        8,427
                                                              _____

        Total accumulated earnings ...................      $ 3,356

                                                              =====

     Post-October losses represent net loses realized from November 1, 2004 through June 30, 2005, that, in accordance with Federal income tax regulations, the Fund has elected to defer and treat as having been recognized the following fiscal year.

     The differences between book basis and tax basis components of accumulated earnings are primarily attributable to tax deferral of losses on wash sales.

ROXBURY MICRO CAP FUND
______________________

  Notes to Financial Statements - continued
________________________________________________________________________________

5.   Investment  Securities.  During the  fiscal  period  ended  June 30,  2005,
     purchases  and  sales  of  investment   securities   (excluding  short-term
     investments) were as follows:

        Purchases .................................        $221,312
        Sales .....................................          89,455

6. Contractual Obligations. The Fund enters into contracts in the normal course of business that contain a variety of indemnifications. The Fund's maximum exposure under these arrangements is unknown. However, the Fund has not had prior claims or losses pursuant to these contracts. Management has reviewed the Fund's existing contracts and expects the risk of loss to be remote.

ROXBURY MICRO CAP FUND
______________________

  Report of Ernst & Young LLP, Independent Registered Public Accounting Firm
________________________________________________________________________________

To the Shareholders and Trustees of the Roxbury Micro Cap Fund:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Roxbury Micro Cap Fund (the "Fund") (a series of WT Mutual Fund) as of June 30, 2005, and the related statement of operations, statement of changes in net assets and financial highlights for the period December 29, 2004 (commencement of operations) through June 30, 2005. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of June 30, 2005, by correspondence with the custodian and brokers. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Roxbury Micro Cap Fund at June 30, 2005, and the results of its operations, the changes in its net assets, and its financial highlights for the period December 29, 2004 (commencement of operations) through June 30, 2005, in conformity with U.S. generally accepted accounting principles.

                                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 12, 2005

ROXBURY MICRO CAP FUND
______________________

  Trustees and Officers - continued
________________________________________________________________________________

The Roxbury Micro Cap Fund is governed by a Board of Trustees. The primary responsibility of the Board of Trustees of the Fund is to represent the interests of its shareholders and to provide oversight management of the Fund.


The following tables present certain information regarding the Board of Trustees and officers of the Fund. Each person listed under "Interested Trustee" below is an "interested person" of the Fund's investment adviser or the Fund, within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). Each person who is not an "interested person" of the investment adviser or the Fund Complex within the meaning of the 1940 Act is referred to as an "Independent Trustee" and is listed under such heading below.


Unless specified otherwise, the address of each Trustee and Officer as it relates to the business of the Fund is 1100 N. Market Street, Wilmington, DE 19890.

The Statement of Additional Information for the Fund contains additional information about the Fund's Trustees and is available, without charge, upon request, by calling (800) 336-9970.

INTERESTED TRUSTEES


                                                                                                   Number of
                                                                                                 Portfolios in
                                                                        Principal                    Fund               Other
                         Position(s)       Term of Office             Occupation(s)                 Complex          Directorships
                         Held with         and Length of               During Past                Overseen by         Held by
Name, Address and Age   Fund Complex        Time Served                 Five Years                  Trustee            Trustee
____________________________________________________________________________________________________________________________________

ROBERTJ. CHRISTIAN(1)   Trustee,           Shall serve until death,   Executive Vice                  48           Wilmington
Date of Birth: 2/49     President,         resignation or removal.    President and                                Low Volatility
                        Chief              Trustee, President and     Chief Investment                             Fund of Funds
                        Executive          Chairman of the Board      Officer of Wilmington                        (Closed-End
                        Officer and        since October 1998.        Trust Company since                          Registered
                        Chairman of                                   February 1996                                Investment
                        the Board                                     President of Rodney Square                   Company); WT
                                                                      Management Corporation                       Investment
                                                                      ("RSMC") from 1996 to                        Trust I
                                                                      2005; Vice President of
                                                                      RSMC since 2005.

FRED FILOON(2)          Trustee            Shall serve until          Senior Vice President,          48           WT Investment
520 Madison Avenue                         death, resignation or      Principal of Cramer                          Trust I
New York, NY 10022                         removal, Trustee           Rosenthal McGlynn, LLC
Date of Birth: 3/42                        Since November 2004.       since 1991.

___________

(1) Mr. Christian is an "interested" Trustee by reason of his position as Director of Rodney Square Management Corporation, an investment adviser to the Fund.

(2) Mr. Filoon is an "interested" Trustee by reason of his position as Senior Vice President to Cramer Rosenthal McGlynn LLC, an investment adviser to the Fund.

ROXBURY MICRO CAP FUND
______________________

  Trustees and Officers - continued
________________________________________________________________________________

INDEPENDENT TRUSTEES


                                                                                                   Number of
                                                                                                 Portfolios in
                                                                        Principal                    Fund               Other
                        Position(s)        Term of Office             Occupation(s)                 Complex          Directorships
                        Held with          and Length of               During Past                Overseen by         Held by
Name, Address and Age   Fund Complex        Time Served                 Five Years                  Trustee            Trustee
____________________________________________________________________________________________________________________________________

ROBERT H. ARNOLD        Trustee            Shall serve until death,   Founder and                     48           First Potomac
Date of Birth: 3/44                        resignation or removal.    Co-manages,                                  Realty Trust
                                           Trustee since May 1997.    R. H. Arnold & Co.                           (Real Estate
                                                                      Inc.(investment                              Investment
                                                                      Banking company)                             Trust);WT
                                                                      Since 1989.                                  Investment
                                                                                                                   Trust I

                                           Shall serve until death,   Professor                       48           Wilmington
DR. ERIC BRUCKER        Trustee            resignation or removal.    of Economics                                 Low Volatility
Date of Birth: 12/41                       Trustee since October      Widener University since                     Fund of Funds
                                           1999                       July 2004;                                   (Closed-End
                                                                      Formally, Dean,                              Registered
                                                                      School of Business                           Investment
                                                                      Administration of                            Company);
                                                                      Widener University                           WT Investment
                                                                      from 2001 to 2004;                           Trust I
                                                                      Prior to that, Dean,
                                                                      College of Business,
                                                                      Public Policy and
                                                                      Health at the University
                                                                      Of Maine from September
                                                                      1998 to June 2001.

NICHOLAS A. GIORDANO    Trustee            Shall serve until          Consultant, financial           48           Wilmington
Date of Birth: 3/43                        death, resignation or      services organizations from                  Low Volatility
                                           removal.                   1997 to present;                             Fund of Funds
                                           Trustee since October      Interim President,                           (Closed-end
                                           1998.                      LaSalle University from                      Registered
                                                                      1998 to 1999.                                Investment
                                                                                                                   Company);
                                                                                                                   Kalmar Pooled
                                                                                                                   Investment
                                                                                                                   Trust;
                                                                                                                   Independence
                                                                                                                   Blue Cross;
                                                                                                                   IntriCon
                                                                                                                   Corporation
                                                                                                                   (Industrial
                                                                                                                   Furnaces and
                                                                                                                   Ovens); WT
                                                                                                                   Investment
                                                                                                                   Trust I

ROXBURY MICRO CAP FUND
______________________

  Trustees and Officers - continued
________________________________________________________________________________

INDEPENDENT TRUSTEES


                                                                                                   Number of
                                                                                                 Portfolios in
                                                                        Principal                    Fund               Other
                         Position(s)       Term of Office             Occupation(s)                 Complex          Directorships
                         Held with         and Length of               During Past                Overseen by         Held by
Name, Address and Age   Fund Complex        Time Served                 Five Years                  Trustee            Trustee
____________________________________________________________________________________________________________________________________

LOUIS KLEIN, JR.        Trustee            Shall serve until death,   Self-employed                   48           WHX
Date of Birth: 5/35                        resignation or removal.    financial consultant                         Corporation
                                           Trustee since October      since 1991.                                  (Industrial
                                           1999.                                                                   Manufacturer);
                                                                                                                   CRM Mutual
                                                                                                                   Fund Trust;
                                                                                                                   WT Investment
                                                                                                                   Trust I

CLEMENT C. MOORE, II    Trustee            Shall serve until death,   Managing Partner,               48           CRM Mutual
Date of Birth: 9/44                        resignation or removal.    Mariemont Holdings,                          Fund Trust;
                                           Trustee since October      LLC, (real estate                            WT Investment
                                           1999.                      holding and                                  Trust I
                                                                      development company)
                                                                      since 1980.


JOHN J. QUINDLEN        Trustee            Shall serve until death,   Retired since 1993.             48           WT Investment
Date of Birth: 5/32                        resignation or removal.                                                 Trust I
                                           Trustee since October
                                           1999.

MARK A. SARGENT         Trustee            Shall serve until death,   Dean and Professor of           48           Wilmington
Date of Birth: 4/51                        resignation or removal.    Law, Villanova                               Low Volatility
                                           Trustee since November     University School of                         Fund of Funds
                                           2001.                      Law since July 1997.                         (Closed-end
                                                                                                                   Registered
                                                                                                                   Investment
                                                                                                                   Company);
                                                                                                                   WT Investment
                                                                                                                   Trust I


ROXBURY MICRO CAP FUND
______________________

  Trustees and Officers - continued
________________________________________________________________________________

EXECUTIVE OFFICERS


                                                                                                   Number of
                                                                                                 Portfolios in
                                                                        Principal                    Fund               Other
                          Position(s)      Term of Office             Occupation(s)                 Complex          Directorships
                          Held with        and Length of               During Past                Overseen by         Held by
Name, Address and Age    Fund Complex       Time Served                 Five Years                  Trustee            Trustee
____________________________________________________________________________________________________________________________________

ERIC K. CHEUNG           Chief Financial   Shall serve at the         Vice President,                 N/A                 N/A.
1100 North Market Street Officer,          pleasure of the Board      Wilmington Trust
Wilmington, DE 19890     Vice President    and until successor is     Company since 1986;
Date of Birth: 12/54     and Treasurer.    elected and qualified.     Vice President and
                                           Officer since October      Director of RSMC since
                                           1998.                      2001.

JOSEPH M. FAHEY, JR.     Vice President    Shall serve at the         Vice President, RSMC
1100 North Market Street                   pleasure of the Board      since 1992.                     N/A                 N/A.
Wilmington, DE 19890                       and until successor is
Date of Birth: 1/57                        elected and qualified.
                                           Officer since November
                                           1999.

WILLIAM P. RICHARDS,     Vice President    Shall serve at the         Managing Director,
JR.                                        pleasure of the Board      Roxbury Capital                 N/A                 N/A.
100 Wilshire Boulevard                     and until successor is     Management LLC
Suite 1000                                 elected and qualified.     since 1998.
Santa Monica, CA 90401                     Officer since November
Date of Birth: 11/36                       2004.

ANNA M. BENCROWSKY       Chief             Shall serve at the         Vice President and
1100 North Market Street Compliance        pleasure of the Board      Chief Compliance
Wilmington, DE 19890     Officer           and until successor is     Officer, RSMC since 2004;
Date of Birth: 5/51                        elected and qualified.     Vice President and Chief
                                           Officer since September    Compliance Officer, 1838
                                           2004.                      Investment Advisors, LP
                                                                      From 1998 to 2004; Vice
                                                                      President, Secretary, and
                                                                      Treasurer, 1838 Investment
                                                                      Advisors Funds from 1995
                                                                      to 2004; Vice President and
                                                                      Secretary, 1838 Bond -
                                                                      Debenture Trading Fund
                                                                      from 1982 to 2004.

CHARLOTTA NILSSON        Secretary         Shall serve at the         Mutual Fund                     N/A                 N/A
1100 North Market Street                   pleasure of the Board      Regulatory Administrator,
Wilmington, DE 19890                       and until successor is     Wilmington Trust Company
Date of Birth: 9/70                        elected and qualified.     since 2003; Regulatory
                                           Officer since February     Administrator, PFPC, Inc.
                                           2003.                      from 2001 to 2003


ROXBURY MICRO CAP FUND
______________________
________________________________________________________________________________


VOTING PROXIES ON FUND PORTFOLIO SECURITIES

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to securities held in the Fund's portfolios is available, without charge and upon request, on the SEC's website at http://www.sec.gov/. Information regarding how the investment adviser voted proxies for the most recent twelve month period ended June 30 is available without charge and upon request, on the SEC's website listed above.

                                    TRUSTEES
                                Robert H. Arnold
                                Dr. Eric Brucker
                               Robert J. Christian
                                   Fred Filoon
                              Nicholas A. Giordano
                                Louis Klein, Jr.
                              Clement C. Moore, II
                                John J. Quindlen
                                 Mark A. Sargent

                                    OFFICERS
                         Robert J. Christian, President/
                             Chief Executive Officer
                           Eric Cheung, Vice President
                       Chief Financial Officer/ Treasurer
                      Joseph M. Fahey, Jr., Vice President
                          Charlotta Nilsson, Secretary
                      Anna M. Bencrowsky, Vice President/
                            Chief Compliance Officer
                    William P. Richards, Jr., Vice President


                               INVESTMENT ADVISER
                         Roxbury Capital Management, LLC
                    100 Wilshire Boulevard, Suite 1000 Santa
                                Monica, CA 90401

                                    CUSTODIAN
                            Wilmington Trust Company
                            1100 North Market Street
                              Wilmington, DE 19890

                                 TRANSFER AGENT,
                                ADMINSTRATOR AND
                                ACCOUNTING AGENT
                                    PFPC Inc.
                              301 Bellevue Parkway
                              Wilmington, DE 19809


This annual report is authorized for distribution only to shareholders and to others who have received a current prospectus of the Roxbury Funds.